QuantumSphere, Inc.
Condensed Financial Statements
March 31, 2014

INDEX TO THE CONDENSED FINANCIAL STATEMENTS

Condensed Balance Sheets	1

Condensed Statements of Operations	2

Condensed Statements of Cash Flows	3

Notes to Condensed Financial Statements	4

QUANTUMSPHERE, INC.
CONDENSED BALANCE SHEETS
March 31, 2014 (Unaudited) and December 31, 2013

	March 31,	December 31,
	2014	2013

ASSETS

Current Assets
Cash	$2,619,939	$375,235
Accounts receivable	10,930	18,819
Prepaid expenses and other current assets	35,463	29,887
Total current assets	2,666,332	423,941

Property and Equipment, net	967,387	128,316
Patents, net	108,985	109,554
Other Assets	24,578	8,761

Total assets	$3,767,282	$670,572

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$1,183,862	$1,022,742
Convertible notes payable, net of discount	6,642,500	2,667,500
Total current liabilities	7,826,362	3,690,242

Stockholders’ Deficit
Convertible preferred stock, no par value, 500,000 shares authorized, 440,000 shares issued, no shares outstanding, liquidation preference of $0.25 per share	–	–
Common stock, no par value, 50,000,000 shares authorized, 11,056,059 issued and outstanding	21,496,878	21,496,878
Additional paid-in capital	9,927,637	9,607,472
Accumulated deficit	(35,483,595)	(34,124,020)
Total stockholders’ deficit	(4,059,080)	(3,019,670)

Total liabilities and stockholders’ deficit	$3,767,282	$670,572

Page 1	The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE, INC.
CONDENSED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2014 and 2013 (Unaudited)

	2014	2013

Net Sales	$15,088	$65,604

Cost of Sales	98,246	34,527

Gross Profit (Loss)	(83,158)	31,077

Operating Expenses
Research and development	287,388	157,607
Selling, marketing and advertising	13,435	1,810
General and administrative	754,615	271,855
Total operating expenses	1,055,438	431,272

Loss from Operations	(1,138,596)	(400,195)

Other Income (Expense)
Interest expense, net	(225,179)	(29,724)
Interest expense – amortization of note discounts	–	(49,428)
Gain on disposal of assets	–	10,000
Other income, net	4,200	–
Total other expense, net	(220,979)	(69,152)

Net Loss	$(1,359,575)	$(469,347)

Basic and Diluted Loss Per Common Share	$(0.12)	$(0.04)

Basic and Diluted Weighted-Average Common Shares Outstanding	11,056,059	11,056,059

Page 2	The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE, INC.
CONDENSED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2014 and 2013 (Unaudited)

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,359,575)	$(469,347)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,925	12,674
Stock-based compensation	320,165	110,523
Interest expense - amortization of note discounts	–	49,429
Changes in operating assets and liabilities:
Accounts receivable	7,889	4,942
Prepaid expenses and other current assets	(5,576)	3,912
Other assets	(15,817)	–
Accounts payable and accrued expenses	161,120	211,188
Deferred revenue	–	(24,000)
Net cash used in operating activities	(876,869)	(100,679)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for development of patents	(641)	(4,745)
Purchase of property and equipment	(852,786)	(9,242)
Net cash used in investing activities	(853,427)	(13,987)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuances of notes payable	4,000,000	150,000
Payments of notes payable	(25,000)	–
Net cash provided by financing activities	3,975,000	150,000

NET INCREASE IN CASH	2,244,704	35,334

CASH – beginning of period	375,235	44,862

CASH – end of period	$2,619,939	$80,196

ADDITIONAL CASH FLOW INFORMATION
Interest paid	$7,661	$915

Page 3	The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2014

1.	ORGANIZATION AND BUSINESS

QuantumSphere, Inc. (the “Company”) was organized under the laws of the State of California on January 31, 2003 (Inception). The Company has developed a process to manufacture metallic nanopowders with end-use applications in the battery and chemical sectors. The Company’s products are used on a stand-alone basis, in the validation of Company nano-iron catalysts coated onto commercial iron catalysts used in the production of ammonia on a prospective basis, and research, development and initial marketing of zinc-air battery products. Following years of repeated lab validations, the Company’s nano-iron catalysts will undergo commercial validation testing in an existing ammonia plant in the second half of this year. In addition, the Company anticipates introducing zinc-air battery products on a commercial basis in late 2014 or early 2015. The Company’s major activities to date have included capital formation, research and development, and marketing of its metallic nanopowder products.

On April 22, 2014, the Company executed an Amended and Restated Agreement and Plan of Merger with Way Cool Imports, Inc., a Nevada corporation (“Way Cool”) and Way Cool Merger Sub, Inc., a Nevada corporation. The merger (the “Merger”) resulted in the Company becoming a wholly-owned subsidiary of Way Cool. As part of the merger, Way Cool has issued shares of common stock to holders of the Company’s common stock at a rate of one-to-one. Following the Merger, the former shareholders of the Company own approximately 81% of Way Cool’s outstanding common stock. The Merger is intended to be a tax-free reorganization under the provisions of the Internal Revenue Code and accounted for under financial reporting standards as a public shell reverse merger.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The accompanying financial statements are prepared in conformity with U.S. GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The use of estimates may also affect the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, realization of capitalized assets, valuation of equity instruments, and deferred income tax valuation allowances. Actual results could differ from those estimates.

QUANTUMSPHERE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2014

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured. The Company does not grant customers the right to return the products after such products have been accepted. Amounts billed for shipping and handling are recorded as a component of net sales and the cost incurred for freight is included as a component of operating expenses in the statements of operations.

Property and Equipment

Purchased property and equipment is stated at cost, less accumulated depreciation. Repairs and maintenance of equipment are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Gains or losses on dispositions of property and equipment are included in the results of operations when realized. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Leasehold improvements are amortized over the shorter of terms of the leases or their estimated useful lives. Depreciation expense on assets acquired under capital leases is included in depreciation expense.

Patents

Costs incurred in applying for patents relating to the Company’s process for production of nanopowders have been capitalized. Patents are amortized to reflect the pattern of economic benefits consumed, on a straight-line basis, over the estimated periods benefited. As of March 31, 2014, nine patents have been issued and three patents are pending approval. Additional significant costs may be required for the continued development of end-use applications for the Company’s technology.

Impairment of Long-Lived Assets

Long-lived assets and intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates potential impairment by comparing the carrying amount of the assets with the estimated undiscounted future cash flows associated with them. Should the review indicate that an asset is not recoverable, the Company’s carrying value of the asset would be reduced by the estimated shortfall to fair value.

QUANTUMSPHERE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2014

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development Costs

Research and development costs are expensed as incurred. Costs incurred for research and development for new or improved processes to produce nanopowders as well as end use applications for the nanopowders are expensed until the production process or applications have been determined to be commercially viable. Costs incurred after the production process is viable and a working model of the equipment has been completed will be capitalized as long-lived assets.

Loss Per Share

The Company calculates basic loss per share by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if such additional common shares had been issued and were dilutive.

Potential common shares, consisting of options and warrants, totaling 11,109,095 and 9,036,551, respectively, have been excluded from the computations of diluted net loss per share because the effect would have been anti-dilutive for March 31, 2014 and March 31, 2013, respectively.

Stock-Based Compensation

The Company measures all employee stock-based compensation awards using the Black-Scholes-Merton valuation model and allocates the related expense over the requisite service period. The expected volatility is based on the historical volatility of the Company’s stock as determined by its private placement offerings, the expected life of the award is based on the simplified method.

The Company accounts for nonemployee stock-based transactions using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable.

Risks and Uncertainties

The Company faces risks and uncertainties relating to its ability to successfully implement and fulfill its strategy. Among other things, these risks include the ability to obtain revenues; manage operations; competition; attract, retain and motivate qualified personnel; maintain and develop new strategic relationships; and the ability to anticipate and adapt to the changing nanotechnology market and any changes in government regulations.

QUANTUMSPHERE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2014

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Therefore, the Company may be subject to the risks of delays in consummating contracts with customers and suppliers, raising sufficient capital to achieve its objectives and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risks of business failure. Technology and manufacturing companies with whom the Company is expected to compete, in general, are well capitalized. The Company is competing against entities with the financial and intellectual resources and expressed intent of performing rapid technological innovation. The Company’s resources are limited and must be allocated to focus objectives in order to succeed.

3.	SELECTED FINANCIAL STATEMENT CAPTIONS

Property and equipment as of March 31, 2014 and December 31, 2013 consisted of the following:

	March 31,
	2014	December 31,
	(Unaudited)	2013
Production equipment	$1,241,054	$409,646
Computer equipment and software	37,176	31,085
Office furniture and equipment	10,204	7,257
Scientific equipment	25,538	13,198
Lab furniture and fixtures	52,655	52,655
	1,366,627	513,841
Accumulated depreciation	(399,240)	(385,525)
	$967,387	$128,316

Accounts payable and accrued expenses as of March 31, 2014 and December 31, 2013 consisted of the following:

	March 31,
	2014	December 31,
	(Unaudited)	2013
Accrued salaries	$489,532	$499,783
Accrued interest	498,923	281,333
Accrued legal	–	127,947
Accounts payable	157,225	78,743
Other accrued expenses	38,182	34,936
	$1,183,862	$1,022,742

QUANTUMSPHERE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2014

3.	SELECTED FINANCIAL STATEMENT CAPTIONS (continued)

As of March 31, 2014 and December 31, 2013, accrued expenses included approximately $490,000 and $500,000, respectively, of deferred salaries that are to be paid upon the commencement of an equity financing, as defined. Approximately $427,000 of the amount outstanding as of March 31, 2014 was paid during April and May 2014.

4.	CONVERTIBLE NOTES PAYABLE

Beginning in April 2012 and through May 2013, the Company issued convertible promissory notes (“Series K Notes”) in the collective principal amount of $1,167,500. The Series K Notes have a term of ninety days, bear interest at the rate of 10% per annum, with a default rate of 18% per annum, and are convertible into common stock at $0.7159 per share, at the option of the holder. As of March 31, 2014, all Series K Notes were past due. Also in connection with the Series K Notes, the Company issued warrants to purchase 1,556,667 shares of common stock, exercisable for a period of five years at $0.75 per share. The Company recorded a debt discount comprising the relative fair value of the warrants and a beneficial conversion feature relating to the issuance of such notes. All related debt discounts were fully amortized as of March 31, 2014. As of March 31, 2014, all related warrants were outstanding.

In February 2014, the Company repaid a Series K Note of $25,000 in principal and $7,240 of accrued interest. On April 22, 2014, all remaining Series K Notes and accrued interest were converted into approximately 2,002,700 shares of common stock in connection with the Merger described in Note 1.

In June 2013 and July 2013, the Company issued convertible promissory notes (“Series L Notes”) in the collective principal amount of $1,000,000. The Series L Notes were due December 31, 2013 and bore interest at the rate of 5% per annum through July 31, 2013 and noninterest bearing thereafter. As of March 31, 2014, all Series L Notes were past due. During January 2014, Series L Notes were amended to bear interest at a rate of 5% per annum through the maturity date, December 31, 2013, with a default rate of 18% per annum. On April 22, 2014, the Series L Notes were mandatorily converted into common stock and warrants upon the Merger described in Note 1. Upon conversion, holders of Series L Notes were issued approximately 834,000 shares of common stock and 500,400 warrants to purchase common stock. Such warrants have a term of five years and an exercise price of $1.50 per share.

In July 2013, the Company issued convertible promissory notes (“Series M Notes”) in the collective principal amount of $500,000. The Series M Notes were due March 31, 2014 and bore interest at the rate of 15% per annum, with a default rate of 18% per annum. On April 22, 2014, the Series M Notes were mandatorily converted into common stock and warrants upon the Merger described in Note 1. Upon conversion, holders of Series M Notes were issued approximately 310,100 shares of common stock and 155,100 warrants to purchase common stock. Such warrants have a term of five years and an exercise price of $1.50 per share.

QUANTUMSPHERE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2014

4.	CONVERTIBLE NOTES PAYABLE (continued)

In January and February 2014, the Company issued additional Series M Notes in the collective principal amount of $4,000,000, which were due March 31, 2014. The Series M Notes bore interest at the rate of 15% per annum, with a default rate of 18% per annum. On April 22, 2014, the Series M Notes were mandatorily converted into common stock and warrants upon the Merger described in Note 1. Upon conversion, holders of these Series M Notes were issued approximately 2,300,400 shares of common stock and 1,150,200 warrants to purchase common stock. Such warrants have a term of five years and an exercise price of $1.50 per share.

5.	STOCKHOLDERS’ DEFICIT

Stock Options

During the three months ended March 31, 2014, the Company issued options to purchase 15,000 shares of common stock to consultants (the “2014 Options”), which are exercisable at a price of $2.00 per share. During the three months ended March 31, 2013, the Company did not issue any options to purchase shares of common stock.

The fair value of stock options granted were estimated on their respective grant dates using the Black-Scholes-Merton option pricing model and the following assumptions for the three months ended March 31, 2014:

Risk free interest rate	0.8%
Expected term	3 years
Expected volatility	44.9%
Dividend yield	–

Stock compensation expense related to options was $309,000 and $74,000 for the three months ended March 31, 2014 and 2013, respectively. Unrecognized compensation costs related to nonvested stock options was $828,000 as of March 31, 2014. The related cost is expected to be recognized over the remaining weighted-average vesting period of 2.1 years.

The aggregate intrinsic value of vested and exercisable stock options was approximately $1,259,662 and $1,227,000 as of March 31, 2014 and December 31, 2013, respectively.

Warrants

Other than described in Note 4, during the three months ended March 31, 2014 and 2013, the Company did not issue any warrants to purchase shares of common stock.

Stock compensation expense related to warrants was $11,000 and $37,000 for the three months ended March 31, 2014 and 2013, respectively. Unrecognized compensation costs related to nonvested warrants was $243,000 as of March 31, 2014. The related cost is expected to be recognized over the remaining weighted-average vesting period of 0.4 years.

QUANTUMSPHERE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2014

5.	STOCKHOLDERS’ DEFICIT (continued)

Warrants (continued)

The aggregate intrinsic value of vested and exercisable warrants was approximately $1,920,910 and $1,908,410 as of March 31, 2014 and as of December 31, 2013, respectively.

6.	SUBSEQUENT EVENTS

On April 1, 2014, a majority of the Company’s shareholders approved a 1-for-10,000 share combination (the “Reverse Stock Split”) to convert 10,000 outstanding shares of the Company’s common stock into one share of common stock, whereby persons holding less than one whole share of common stock after effectiveness of the Reverse Stock Split will be paid $2.00 multiplied by the number of shares of common stock held prior to the Reverse Stock Split. As a result of the Reverse Stock Split, the Company repurchased 593,187 shares for a total repurchase price of $1,186,374.

After giving effect to the Reverse Stock Split, the Company effected a 10,000-for-1 stock split whereby one share of common stock split into 10,000 shares of common stock.

There was no effect on common stock options and warrants as a result of the Reverse Stock Split and forward stock split.

On April 18, 2014, members of the Company’s board of directors were issued warrants to collectively purchase 250,000 shares of the Company’s common stock. Such warrants immediately vested, are exercisable at a price of $2.00 per share, and expire seven years from the date of issuance.

On April 22, 2014, immediately prior to the close of the Merger described in Note 1, the Company closed a private placement of units at a price of $2.00 per unit. Each unit consisted of one share of common stock and a warrant to purchase one-half share of common stock, exercisable for a period of five years at a full share exercise price of $1.50. The units offering resulted in the Company receiving gross proceeds of $2,534,000, consisting of $2,334,000 in cash subscriptions and $200,000 in a subscription in the form of a full recourse promissory note bearing interest at the rate of one percent per annum and due and payable on or before June 14, 2014. As a result, the Company sold 1,267,000 units comprised of 1,267,000 shares of common stock and warrants to purchase 633,500 shares of common stock.

On April 22, 2014, the Company closed the Merger with Way Cool, as described in Note 1. Following the Merger, Way Cool had 21,377,066 shares of common stock outstanding, options to purchase 5,942,078 shares of common stock outstanding and warrants to purchase 13,383,233 shares of common stock outstanding.

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